Exhibit 99.1

DSP Group, Inc. Reports Second Quarter 2006 Earnings

Quarterly Revenues Increased 24% YoY

SANTA CLARA, Calif., July 19, 2006—DSP Group, Inc. (NASDAQ: DSPG), a worldwide leader in developing and providing chip-set solutions for residential wireless connectivity, announced today its results for the second quarter ended June 30, 2006.

Second Quarter Results:

Revenues for the second quarter of 2006 were $60,737,000, an increase of 24% from revenues of $49,047,000 for the second quarter of 2005. Net income for the second quarter was $7,088,000, a decline of 14% from net income of $8,248,000 for the second quarter of 2005. Diluted earnings per share (EPS) for the second quarter of 2006 were $0.23, a decline of 18% from $0.28 for the second quarter of 2005.

Pro Forma Results:

Pro forma net income and diluted EPS for the second quarter of 2006, excluding the impact of equity-based compensation expense as required upon adoption of Statement of Financial Accounting Standards No. 123R, “Share Based Payment” (“SFAS 123(R)”), were $10,325,000 and $0.34, respectively, representing an increase of 25% and 21%, respectively, from the second quarter of 2005.

Share Buyback:

During the second quarter of 2006, DSP Group repurchased 976,000 shares of its Common Stock at an average price of $25.58 per share, for an aggregate price of approximately $25.0 million.

After giving effect to the most recent repurchases, approximately 2.0 million shares of the Company’s Common Stock remain authorized for repurchase under the current repurchase program approved by the Company’s board of directors.

Eli Ayalon, Chairman and CEO of DSP Group, stated: “The second quarter of 2006 was another strong quarter for DSP Group. Our revenues increased by 24% as compared to 2005, and the overall financial results of the Company for the second quarter of 2006 reflect a successful implementation of our strategy.”

The Company believes that the pro forma presentation of net income and diluted EPS presented in this press release is useful to investors in comparing results for the quarter ended June 30, 2006 to the same period during 2005, because results for the second quarter of 2005 did not include equity-based compensation expenses relating to SFAS 123(R). Further, the Company believes it is useful to investors to understand how the expenses associated with the application of SFAS 123(R) are reflected on its statements of income.

About DSP Group

DSP Group, Inc. is a fabless semiconductor company, offering advanced chip-set solutions for a variety of applications. DSP Group is a worldwide leader in the short-range wireless communication market, enabling home networking convergence for voice, video & data. By combining its in-house technologies of Digital Signal Processors (DSPs), portfolio of wireless communication protocols, including DECT, Bluetooth and Wi-Fi, most advanced Radio Frequency CMOS and SiGe, as well as VoIP ICs, DSP Group is a worldwide leader and a one-stop-shop for a wide range of applications. These applications include ISM band digital 900MHz, 2.4GHz and 5.8GHz telephony, European DECT (1.9GHz) telephony, Bluetooth systems for voice, data and video communication and deployment in residential, SOHO, SME, enterprise and automotive applications. DSP Group ICs provide solutions for MP3 players, VoIP Phones, Gateways, and Integrated Access Devices and are widely used in Digital Voice Recorders. More information about DSP Group is available at www.dspg.com.

Earnings conference call

DSP Group has scheduled a conference call for 8:30 a.m. EDT today to discuss the financial results for the second quarter of 2006 and invites you to listen to a live broadcast over the Internet. The broadcast can be accessed by all interested parties through the Investor Relations section (investor message board) of DSP Group’s Web site at www.dspg.com or link to: http://ir.dspg.com./phoenix.zhtml?c=101665&p=irol-calendar

If you cannot join the call, please listen to the replay, which will be available for approximately two weeks after the call on DSP Group’s Web site or by calling the following numbers:

—US Dial-In # 1-888-286-8010 (passcode: 45741883)

—International Dial-In # 1-617-801-6888 (passcode: 45741883)

For more information, please contact Ofer Elyakim, Director of Investor Relations & Business Development, DSP Group Inc. at (408) 986-4421; or e-mail: ofere@dsp.co.il

DSP GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Product revenues and other	$60,737	$49,047	$112,689	$89,210
Cost of product revenues and other	35,632	25,990	65,987	48,234

Gross profit	25,105	23,057	46,702	40,976
Operating expenses:
Research and development	12,409	10,542	23,310	19,941
Sales and marketing	4,070	3,290	7,876	6,176
General and administrative	2,895	1,783	5,695	3,648

Total operating expenses	19,374	15,615	36,881	29,765

Operating income	5,731	7,442	9,821	11,211
Other income:
Interest and other income, net	3,351	2,499	6,460	4,771

Income before provision for income taxes	9,082	9,941	16,281	15,982
Provision for income taxes	1,994	1,693	3,555	2,727

Net income	$7,088	$8,248	$12,726	$13,255

Net earnings per share:
Basic	$0.24	$0.29	$0.43	$0.47
Diluted	$0.23	$0.28	$0.41	$0.45
Weighted average number of shares of Common Stock used in the computation of:
Basic	29,871	28,328	29,674	28,221
Diluted	30,632	29,718	30,708	29,662

DSP GROUP, INC.

CONSOLIDATED PRO FORMA STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Product revenues and other	$60,737	$49,047	$112,689	$89,210
Cost of product revenues and other	35,502	25,990	65,779	48,234

Gross profit	25,235	23,057	46,910	40,976
Operating expenses:
Research and development	10,706	10,542	20,385	19,941
Sales and marketing	3,716	3,290	7,254	6,176
General and administrative	1,724	1,783	3,599	3,648

Total operating expenses	16,146	15,615	31,238	29,765

Operating income	9,089	7,442	15,672	11,211
Other income:
Interest and other income, net	3,351	2,499	6,460	4,771

Income before provision for income taxes	12,440	9,941	22,132	15,982
Provision for income taxes	2,115	1,693	3,763	2,727

Net income	$10,325	$8,248	$18,369	$13,255

Net earnings per share:
Basic	$0.35	$0.29	$0.62	$0.47
Diluted	$0.34	$0.28	$0.60	$0.45
Weighted average number of shares of Common Stock used in the computation of:
Basic	29,871	28,328	29,674	28,221
Diluted	30,632	29,718	30,708	29,662

The above pro forma consolidated statements of income have been adjusted to exclude the following to US GAAP reported net income:

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Reported net income per US GAAP	$7,088	$8,248	$12,726	$13,255
Adjustments:
Equity-based compensation expense included in cost of product revenues and other	130	—	208	—
Equity-based compensation expense included in research and development	1,703	—	2,925	—
Equity-based compensation expense included in sales and marketing	354	—	622	—
Equity-based compensation expense included in general and administrative	1,171	—	2,096	—
Tax benefit resulting from equity-based compensation	(121)	—	(208)	—

Pro forma net income	$10,325	$8,248	$18,369	$13,255

DSP GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2006	December 31, 2005
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$33,019	$50,460
Marketable securities and cash deposits	134,790	108,928
Trade receivables, net	28,216	16,991
Inventories	19,426	12,686
Other accounts receivable	1,734	1,617
Deferred income taxes	1,434	1,227

Total current assets	218,619	191,909
Property and equipment, net	11,322	11,704
Long term marketable securities	185,016	185,828
Severance pay fund	4,944	4,419
Deferred income taxes	1,638	1,638
Other assets	3,972	4,507

Total assets	$425,511	$400,005

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$19,032	$12,753
Other current liabilities	28,457	33,411

Total current liabilities	47,489	46,164
Accrued severance pay	5,170	4,707
Stockholders’ equity:
Common Stock	29	29
Additional paid-in capital	209,093	188,539
Accumulated other comprehensive income	347	45
Retained earnings	187,902	179,968
Less – Cost of treasury stock	(24,519)	(19,447)

Total stockholders’ equity	372,852	349,134

Total liabilities and stockholders’ equity	$425,511	$400,005